EXHIBIT 99.1

PRESS RELEASE

Contact: Symmetry Medical Inc. Fred L. Hite Senior Vice President Chief Financial Officer (574) 371-2218	Investors: The Ruth Group Zack Kubow (646) 536-7020 zkubow@theruthgroup.com

Symmetry Medical to Report First Quarter 2012 Financial Results on May 3, 2012

Warsaw, Indiana, April 19, 2012 – Symmetry Medical Inc. (NYSE: SMA), a leading global source of innovative medical device solutions, including surgical instruments, orthopedic implants, and sterilization cases and trays, announced today that it will release first quarter 2012 financial results for the period ending March 31, 2012 before the market opens on Thursday, May 3, 2012. Symmetry Medical will host an accompanying conference call at 8:00 a.m. ET on Thursday, May 3, 2012.

A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.symmetrymedical.com. The dial-in numbers are (866) 578-5747 for domestic callers and (617) 213-8054 for international. The reservation number for both is 70242064. After the live webcast, the call will remain available on Symmetry Medical’s website through August 3, 2012. In addition, a telephonic replay of the call will be available until May 10, 2012. The replay numbers are (888) 286-8010 for domestic callers and (617) 801-6888 for international callers. Please use reservation code 15184476.

About Symmetry Medical Inc.

Symmetry Medical Inc. is a leading global source of innovative medical device solutions, including surgical instruments, orthopedic implants, and sterilization cases and trays. The Company’s thousands of Teammates provide design, development and worldwide production capabilities for these products to customers in the orthopedic industry, other medical device markets, and specialized non-healthcare markets. Symmetry’s trusted reputation and brands, broad Intellectual Property portfolio and commitment to innovation enable it to collaborate with hundreds of global medical device manufacturers as well as thousands of hospitals to provide solutions for today’s needs and tomorrow’s growth.

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